FOR IMMEDIATE RELEASE			                 Contact:	  John Young
								                                            Chief Financial Officer
                                                    (804) 560-4070


Imo Industries Announces Completion of Sale
 of Roltra Morse Subsidiary
To Magna International


Lawrenceville, NJ, February 27, 1998 - Imo Industries Inc. (NYSE: IMD) announced today that it had completed its previously announced transaction to sell its Roltra Morse S.p.A. subsidiary to Magna
International Inc. (TSE: MG.A, MG.B;  ME: MG.A;  NYSE: MGA).

Roltra Morse is a manufacturer of automotive components based in Turin, Italy. Roltra Morse's products include latches, window regulators, cable systems and gear shift mechanisms. Manufacturing operations are located in Altare, Pisa and Pozilli, Italy and Sosnowiec, Poland. Roltra Morse also maintains joint venture operations in Belo Horizonte, Brazil and Istanbul, Turkey.

Terms of the transaction were not disclosed. Schroder & Co. advised Imo on the transaction.

Imo Industries is a leading manufacturer of pumps, power transmission components and remote control systems.